Tracy Derstine
702 W. Hamilton Street
Allentown, PA  18101



May 15, 2013



Securities and Exchange Commission
450 5th Street N.W.
Washington, Dc  20549

Attention:  Filing Desk

RE:  Lehigh Gas Partners LP (LGP)

To Whom It May Concern

As permitted by instruction 7 of Form 3, Form 4, and Form 5, I hereby authorize Michelle Henriquez, Karen Yeakel and Frank Macerato, severally and not jointly, to sign and file on my behalf any Forms 3, 4 or 5 that I am required to file with respect to the securities of Lehigh Gas Partners LP.

I acknowledge that none of Michelle Henriquez, Karen Yeakel or Frank Macerato is assuming any of my responsibilities to comply with Section 16 of the Securities Exchange Act.

						Sincerely
						/s/ Tracy A. Derstine
						Tracy A. Derstine

Tracy A. Derstine, personally known to me, appeared before me and acknowledged that she signed the foregoing letter as her own act.

Sworn to and subscribed before me this 15th day of May 2013

Notary: /s/ Eileen M. Watson
COMMONWEALTH OF PENNSYLVANIA
Notarial Seal
Eileen M. Watson, Notary Public
My Commission Expires Jan. 23, 2017
City of Allentown, County of Lehigh
MEMBER, PENNSYLVANIA ASSOCIATION OF NOTARIES